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                                                                   EXHIBIT 21.1


                                  SUBSIDIARIES


         The following table sets forth the direct and indirect subsidiaries of Noble Drilling Corporation as of March 27, 1997:





    SUBSIDIARY NAME                              INCORPORATED OR ORGANIZED IN
    ---------------                              ----------------------------

    NN-1 Limited Partnership(1)                                         Texas


    Noble Properties Inc.(2)                                         Oklahoma


    Noble Drilling International Inc.(2)                             Delaware


    Noble Drilling (U.S.) Inc.(2)                                    Delaware


    Noble Drilling Services Inc.(2)                                  Delaware


    Noble Drilling (West Africa) Inc.(2)                             Delaware


    Noble Offshore Corporation(2)                                    Delaware


    Triton Engineering Services Company(2)                              Texas


    Noble Drilling (Mexico) Inc.(3)                                  Delaware


    Noble (Gulf of Mexico) Inc.(3)                                   Delaware


    Bawden Drilling Inc.(4)                                          Delaware


    Noble Drilling (Canada) Ltd.(4)                                   Alberta


    Drilhawk Service & Supply Ltd.(4)                                 Alberta


    Noble Offshore Limited (4)                                        Alberta


    372733 Alberta Inc.(4)                                            Alberta


    Noble International Limited(4)                             Cayman Islands


    Noble Drilling International Ltd.(4)                              Bermuda


                        (Footnotes appear on page 4.)


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    Noble Drilling (Europe) Ltd.(4)                                   Bermuda


    Noble Holdings Ltd.(4)                                            Bermuda


    International Directional Services Ltd.(4)                        Bermuda


    Noble International Services Ltd.(4)                              Bermuda


    Resolute Insurance Group Ltd.(4)                                  Bermuda


    Bawden Drilling International Ltd.(4)                             Bermuda


    Noble Drilling (UK) Limited (4)                                  Scotland


    Noble Services SDN. BHD(4)                                         Brunei


    Noble Enterprises Limited(4)                               Cayman Islands


    Noble Drilling Limited(4)                                  Cayman Islands


    Noble Drilling International Services PTE Ltd.(4)               Singapore


    Noble Drilling Arabia Ltd.(4)                                Saudi Arabia


    Noble Drilling (West Africa) Ltd.(5)                       Cayman Islands


    Noble Drilling (Nigeria) Ltd.(5)                                  Nigeria


    Noble Drilling (Malaysia) SDN. BHD.(6)                           Malaysia


    Noble Drilling de Venezuela C.A.(4)                             Venezuela


    Noble Offshore Africa Inc.(7)                              Cayman Islands


    Threadneedle Oil Company(8)                                         Texas


    Triton International, Inc.(8)                                    Delaware


    Triton USA, Inc.(8)                                              Delaware


    Triton Tool & Supply, Inc.(8)                                       Texas


    Triton Engineering Services Company, S.A.(8)                    Venezuela


    Asociacion en Participacion(8)                                     Mexico


                        (Footnotes appear on page 4.)


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    Triton International de Mexico, S.A. de C.V.(9)                    Mexico


    Rigquip Ltd.(10)                                                 Scotland


    Triton International (Europe) Ltd.(9)                                 U.K.


    Triton Drilling Services (Nigeria) Ltd.(9)                        Nigeria


    Noble Drilling Land Limited(3)                                   Texas LP


    Noble-Neddrill International Limited(4)                            Cayman


    Noble Asset Company Limited(4)                                     Cayman


    Noble Contracting Gmbh(4)                                     Switzerland


    Noble Asset (U.K.) Limited(4)                                      Cayman


    Noble Drilling (Land Support) Limited(10)                            U.K.


    Noble Nederland B.V.(4)                                         Rotterdam


    Nedstaff Limited(4)                                             Hong Kong


    Nedstaff Europe Limited(4)                                           U.K.


    Neddrill do Brasil Limitada(4)                                     Brazil


    Noble Drilling Land Inc.(2)                                        Nevada




                    (Footnotes appear on the following page.)






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Footnotes:

 (1) Noble Drilling Corporation is the sole general partner. Noble Drilling Corporation's sharing percentage in NN-1 Limited Partnership's distributions from operations is generally 90 percent.


 (2)     100% owned by Noble Drilling Corporation.


 (3)     Direct or indirect subsidiary of Noble Drilling (U.S.) Inc.


 (4)     Direct or indirect subsidiary of Noble Drilling International Inc.


 (5)     100% owned by Noble Drilling (West Africa) Inc.


 (6)     70% owned indirectly by Noble Drilling International Inc.


 (7)     100% owned by Noble Offshore Corporation.


 (8)     100% owned by Triton Engineering Services Company.


 (9)     100% owned by Triton International, Inc.


(10)     100% owned by Noble Drilling (UK) Limited.





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